Exhibit m(2)j

AMENDED AND RESTATED EXHIBIT A TO THE MANNING & NAPIER FUND, INC.

SHAREHOLDER SERVICES AGREEMENT

Fee Schedule

Funds and Class	Maximum Fees for Service Activities
Pro-Blend Conservative Term Series - Class S	0.20%
Pro-Blend Moderate Term Series - Class S	0.25%
Pro-Blend Extended Term Series - Class S	0.25%
Pro-Blend Maximum Term Series - Class S	0.25%
Non-U.S. Equity Select Series Class S	0.25%
Quality Equity Series Class S	0.25%
U.S. Equity Select Series Class S	0.25%
International Series Class S	0.25%
Disciplined Value Series Class S	0.25%
Strategic Income Conservative Series Class S	0.25%
Strategic Income Moderate Series Class S	0.25%
High Yield Bond Series Class S	0.25%
Real Estate Series Class S	0.25%
Global Fixed Income Series Class S	0.15%
U.S. Disciplined Value Series Class S	0.25%
International Disciplined Value Series Class S	0.25%
Unconstrained Bond Series Class S	0.25%
Dynamic Opportunities Series Class S	0.20%
Focused Opportunities Series Class S	0.20%
Equity Income Series Class S	0.20%
Emerging Markets Series Class S	0.25%

Dated: June 1, 2015

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